                                                                               .
                                                                               .
                                                                               .

EXHIBIT 3.2

           PRIMACOM AG (,,DIE GESELLSCHAFT'')                             PRIMACOM AG ("THE COMPANY")

                   GESCHAEFTSORDNUNG                                           STANDING ORDERS
                   FUER DEN VORSTAND                                         FOR MANAGEMENT BOARD
--------------------------------------------------------   -------------------------------------------------------
o     (festgestellt durch Aufsichtsratbeschluss             o    (approved by Supervisory Board resolution of
      vom 20. November 1998; zuletzt geaendert durch              November 20, 1998; last amended by Supervisory
      Aufsichtsratbeschluss vom 24. September 2001 neu            Board resolution of September 24th, 2001;
      gefasst durch Aufsichtsratsbeschluss vom 10.                revised by resolution of the Supervisory Board
      Dezember 2002)                                              of December 10th, 2002)
--------------------------------------------------------   -------------------------------------------------------

                       SECTION 1                                                 SECTION 1
                      ALLGEMEINES                                                 GENERAL

1.       Der Vorstand fuhrt die Geschaefte der             1.       The Management Board ("Board") and its
     Gesellschaft nach Massgabe des Gesetzes, der                   members ("Directors") conduct the business
     Satzung der Gesellschaft und dieser                            of the Company in accordance with Statue,
     Geschaeftsordnung. Er arbeitet mit den uebrigen                its Articles of Association and these
     Organen der Gesellschaft und, soweit vorhanden,                Standing Orders. The Board shall cooperate
     der Vertretung der Belegschaft zum Wohle des                   fully with the Supervisory Board and other
     Unternehmens vertrauensvoll zusammen.                          institutions of the Company and the employee
                                                                    representatives, if any, for the benefit of
                                                                    the Company as a whole.

2.       Die Verteilung der Geschaeftsbereiche auf die     2.       The allocation of the business activities to
     einzelnen Mitglieder des Vorstandes und die                    specific Directors and representative
     Stellvertreterregelung werden durch den                        regulations shall be approved by the
     Aufsichtsrat festgelegt.                                       Supervisory Board.

3.       Soweit nicht der Zusammenhang etwas anderes       3.       Save where the context requires otherwise,
     erfordert, haben die als definierte Begriffe in                words and expressions used as defined terms
     diesem Dokument verwendeten Woerter und Ausdruecke             in this document shall have the same meaning
     die in dem als Anlage beigefuegten Abschnitt 1 der             as defined in Clause 1 of the Shareholders'
     Gesellschaftervereinbarung II (Nach der                        Agreement II (Post-Conversion) of November
     Umwandlung) vom November 1998 definierte                       1998, attached as Attachment.
     Bedeutung.



                                       1
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

                       SECTION 2                                                    SECTION 2
                GESAMTGESCHAEFTSFUEHRUNG                                        JOINT MANAGEMENT

1.   Die Mitglieder des Vorstandes tragen die                  1.   The Directors shall be jointly responsible
     Verantwortung fuer die gesamte Geschaeftsfuehrung              for all management matters. They shall
     gemeinsam. Sie arbeiten kollegial zusammen und                 cooperate and inform one another
     unterrichten sich gegenseitig ueber wichtige                   continuously about important measures and
     Massnahmen und Vorgaenge in ihren                              events within their areas of respons-
     Geschaeftsbereichen. Jedes Mitglied ist                        ibility. Each Director is obligated
     verpflichtet, bei schwerwiegenden Bedenken in                  to seek a resolution of the entire Board in
     einer Angelegenheit eines anderen                              the event that he has a serious concern
     Geschaeftsbereiches, wenn diese nicht durch eine               in a matter in a different area of
     Aussprache behoben werden koennen, eine                        responsibility, unless such concern can be
     Beschlussfassung des Vorstandes herbeizufuhren.                remedied directly with the responsible
                                                                    Director.

2.   Der gesamte Vorstand entscheidet:                         2.   All Directors shall jointly decide:

     a)  in allen Angelegenheiten, in denen nach dem                a)  in all matters where under Statute of
         Gesetz, der Satzung oder dieser                                Association or these Standing
         Geschaeftsordnung eine                                         Orders a decision by all Directors
         Beschlussfassung durch den gesamten                            is required, in particular as
         Vorstand vorgeschrieben ist,                                   regards:
         insbesondere ueber:


         -   die Aufstellung des Jahresabschlusses                      -   preparation of annual accounts and
             und des Lageberichts,                                          management report,

         -   die Einberufung von Sitzungen des                          -   calling of Supervisory Board Meetings and
             Aufsichtsrates und die Vorschlaege                             proposals for resolutions of
             zur Beschlussfassung,                                          the Supervisory Board,

         -   den Inhalt der Berichterstattung an den                    -   contents of reporting to the Supervisory
             Aufsichtsrat. Die Berichterstattung                            Board with the Chairman being
             obliegt dem Vorstandsvorsitzenden,                             responsible for such reporting,



                                       2
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
         -   Geschaefte, die der Zustimmung des                           -   in transactions which require the consent of
             Aufsichtsrats beduerfen.                                         the Supervisory Board.

     b)  in allen Angelegenheiten, die nicht durch                    b)  in all matters which are submitted to a
         den Vorsitzenden oder ein Mitglied zur                           resolution by the Directors through
         Beschlussfassung vorgelegt werden,                               the Chairman or an individual Director,

     c)  ueber die Richtlinien und Plaene fuer die                    c)  upon guidelines and plans for individual
         einzelnen Geschaeftsbereiche der                                 business areas of the Company,
         Gesellschaft,

     d)  ueber alle Angelegenheiten, die nicht durch                  d)  in all matters which have not been allocated
         die Geschaeftsverteilung einem                                   to a specific area of responsibility,
         Geschaeftsbereich zugewiesen sind,

     e)  Geschaefte von aussergewohnlicher                            e)  in all transactions of unusual importance
         Bedeutung und Vorfaelle bzw. Geschaefte,                         and all events and transactions which
         die ein aussergewoehnliches Risiko fuer                          might constitute an extraordinary risk
         die Gesellschaft darstellen koennen.                             for the Company.

                       SECTION 3                                                   SECTION 3
           VORSITZENDER DES VORSTANDES                                              CHAIRMAN

1.       Dem Vorsitzenden des Vorstandes obliegt die       1.       The Chairman of the Board ("the Chairman")
         Koordination der Geschaeftsbereiche. Er hat                is responsible for coordinating individual
         auf eine einheitliche Ausrichtung der                      responsibilities. He shall seek to
         Geschaftsfuhrung auf die durch die Beschluesse             coordinate management activities to achieve
         des Vorstandes festgelegten Ziele                          the targets determined by the resolutions of
         hinzuwirken. Von den Mitgliedern des                       the Directors. He may at any time request
         Vorstandes kann er jederzeit Auskuenfte ueber              information on specific details of the area
         einzelne Angelegenheiten ihres                             of responsibility of each Director.
         Geschaeftsbereiches verlangen.

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


2.       Der Vorsitzende des Vorstandes repraesentiert     2.       The Chairman shall represent the Directors -
         den Vorstand und die Gesellschaft nach aussen,             and the Company in third party transactions
         insbesondere gegenuber Verbaenden, Behoerden,              with trade and business associations, state
         Wirtschaftsorganisationen und                              bodies and the press. He may delegate such
         Publikumsorganisationen. Er kann diese                     responsibilities for specific types of
         Aufgaben fuer bestimmte Arten von                          affairs completely or in each individual
         Angelegenheiten oder im Einzelfall auf ein                 case or individually to another Director.
         anderes Mitglied des Vorstandes uebertragen.

3.       Die gesetzliche Verpflichtung zur                 3.       The reporting obligation to the Supervisory
         Berichterstattung an den Aufsichtsrat obliegt              Board shall be the responsibility of all
         dem Gesamtvorstand unter Federfuehrung des                 Directors under the heading of the Chairman.
         Vorsitzenden des Vorstandes.

4.       Der Vorsitzende des Vorstandes hat den            4.       The Chairman shall regularly consult with
         Aufsichtsrat regelmaessig zu konsultieren und              the Supervisory Board and on a monthly basis
         ihn monatlich ueber den Gang der Geschaefte und            inform the Supervisory Board of business
         die Lage des Unternehmens muendlich und, wenn              developments and the situation of the
         dieser es wuenscht, auch schriftlich zu                    Company orally, and if desired also in
         unterrichten. Alle Mitglieder des Vorstandes               writing. All Directors shall support the
         haben den Vorsitzenden bei der Erfuellung                  Chairman in meeting this responsibility.
         dieser Aufgabe zu unterstutzen.

5.       In allen Angelegenheiten, die fuer die            5.       In all matters which are of particular
         Gesellschaft von besonderem Gewicht sind, hat              importance to the Company, the Chairman
         der Vorsitzende des Vorstandes dem                         shall without delay report orally or in
         Aufsichtsrat unverzueglich mundlich oder                   writing to the Supervisory Board.
         schriftlich Bericht zu erstatten.

6.       Auch ausserhalb der Berichterstattung ist im      6.       In matters other than reporting, the
         Verkehr zwischen Aufsichtsrat und Vorstand                 Chairman shall head all communications
         der Vorstandsvorsitzende fuer den Vorstand                 between the Directors and the Supervisory
         federfuehrend.                                             Board.

7.       Berichte und Antraege von Vorstandsmitgliedern    7.       Reports and applications by Directors to the
         an den Aufsichtsrat sind dem Aufsichtsrat                  Supervisory Board shall be submitted to the
         durch den Vorsitzenden des Vorstandes                      Supervisory Board by the Chairman.
         vorzulegen.

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


8.       Soweit kein Vorsitzender des Vorstandes           8.       As far as there is no chairman assigned, the
         bestimmt ist, nimmt der Sprecher des                       speaker of the Management Board performs
         Vorstandes die Aufgaben des Vorsitzenden des               the duties of the chairman. If there is
         Vorstandes wahr. Ist weder ein Vorsitzender                neither a chairman nor a speaker of the
         des Vorstandes noch ein Sprecher des                       management board assigned, the duties of
         Vorstandes bestimmt, so obliegen die Aufgaben              the chairman shall be conferred to the
         des Vorsitzenden des Vorstandes dem gemaess                responsible member of the Management Board
         Geschaeftsverteilungsplan zustaendigen Mitglied            according to the schedule of responsi-
         des Vorstandes, in Zweifelsfallen dem                      bilities, in case of doubt to all directors
         Gesamtvorstand.                                            jointly.


                       SECTION 4                                                 SECTION 4
                  GESCHAEFTSVERTEILUNG                                  ALLOCATION OF RESPONSIBILITIES

1.       Der Gesamtvorstand wird unter                     1.       All directors shall with the approval of the
         Beruecksichtigung der den einzelnen                        Supervisory Board prepare a plan for the
         Vorstandsmitgliedern aufgrund ihrer                        allocation of responsibilities, taking into
         Dienstvertraege zustehenden Aufgaben einen                 account the duties of the individual
         Geschaeftsverteilungsplan vorbereiten, der                 Directors as contained in their service
         der Genehmigung des Aufsichtsrates bedarf.                 contracts.


2.       Die Feststellung, Aenderung oder Aufhebung des    2.       The determination, alteration or
         Geschaeftsverteilungsplanes erfordert einen                cancellation of such plan requires a
         Beschluss des Gesamtvorstandes und die                     resolution of all Directors and the approval
         Genehmigung des Aufsichtsrates. Kommt ein                  by the Supervisory Board. In the event that
         Beschluss des Vorstandes nicht zustande, so                no decision is reached by the Directors, the
         entscheidet der Vorsitzende des Vorstandes.                Chairman shall decide.

3.       Der Geschaeftsverteilungsplan ist unverzueglich   3.       Such plan shall immediately following the
         nach seiner Beschlussfassung durch den                     respective resolution by the Directors be
         Gesamtvorstand dem Aufsichtsrat zur                        submitted to the Supervisory Board for its
         Genehmigung vorzulegen.                                    approval.


--------------------------------------------------------   -------------------------------------------------------
o        (Geschaeftsverteilungsplan genehmigt durch         o       (Plan approved by Supervisory Board
         Aufsichtsratsbeschluss vom 12. Jan. 1999)                  resolution of Jan 12th, 1999)
--------------------------------------------------------   -------------------------------------------------------



4.       Die Vorstandsmitglieder haben uber wichtige       4.       The Directors shall report on important
         Massnahmen und Entscheidungen innerhalb ihres              measures and decisions within their area of
         Taetigkeitsbereiches und ueber wesentliche                 responsibility and on important business
         Geschaeftsvorfalle, Risiken und Verluste ihres             events, risks and losses within their area
         Taetigkeitsbereiches den Vorstandsvorsitzenden             of responsibility to the Chairman without
         sofort und den Gesamtvorstand in der naechsten             delay and all other Directors in their next
         Sitzung zu unterrichten.                                   session.


5        Der Vorstandsvorsitzende bestimmt, welche         5.       The Chairman shall determine which matters
         Angelegenheiten ihm vorzulegen sind. Er                    are to be submitted to him. He shall
         bestimmt ferner, auf welchen Gebieten und in               moreover determine, irrespective of other
         welcher Weise mehrere Vorstandsmitglieder                  provisions of these Standing Orders or of
         unbeschadet anderer Bestimmungen dieser                    the plan for the allocation of
         Geschaeftsordnung oder des                                 responsibilities, in which areas and in
         Geschaeftsverteilungsplans zusammenarbeiten                which manner the Directors shall work
         sollen.                                                    together.




                       SECTION 5                                                 SECTION 5
               SITZUNGEN UND BESCHLUESSE                                   MEETINGS AND RESOLUTIONS

1.       Beschluesse des Gesamtvorstandes werden in        1.       Decisions of all directors are to be taken
         Sitzungen gefasst. Ausserhalb von Sitzungen                in meetings. As long as there is no
         koennen Beschluesse auch durch schriftliche,               immediate dissent by a member, decisions
         fernschriftliche, telekopierte oder                        can also be taken by vote in written form,
         fernmuendliche Stimmabgabe gefasst werden,                 by phone or fax.
         sofern kein Mitglied diesem Verfahren
         unverzuglich widerspricht.

2.       Sitzungen des Gesamtvorstandes werden durch       2.       Meetings of the Directors shall be called
         den Vorstandsvorsitzenden, im Falle seiner                 and [    ] by the Chairman, in the event of
         Verhinderung durch seinen Stellvertreter,                  his absence by his substitute. The agenda
         vorbereitet und moeglichst unter Mitteilung                should be made available with the calling
         der Tagesordnung mit einer den Umstaenden                  notice which has to observe a reasonable
         angemessenen Frist einberufen und geleitet.                calling period, according to the
                                                                    circumstances.

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


3.       Jedes Vorstandsmitglied ist berechtigt, die       3.       Each Director has the right to request the
         Einberufung einer Sitzung des                              calling of a meeting of all Directors by the
         Gesamtvorstandes durch den Vorsitzenden zu                 Chairman.
         verlangen.

4.       Sitzungen des Gesamtvorstandes sollen in          4.       Meetings of all Directors shall be conducted
         regelmaessigen Abstaenden stattfinden. Sie                 periodically. They must especially be held
         muessen stets dann stattfinden, wenn das Wohl              if the Interest of the Company so requires.
         der Gesellschaft es erfordert.

5.       Abwesende Vorstandsmitglieder koennen an          5.       Absent Directors may participate in
         Beschlussfassungen des Gesamtvorstandes                    decisions by all Directors by submitting
         dadurch teilnehmen, dass sie durch andere                  their votes in writing through other
         Vorstandsmitglieder schriftliche Stimmabgaben              Directors.
         ueberreichen lassen.

6.       Ueber wesentliche Beschluesse des                 6.       A protocol shall be taken on all material
         Gesamtvorstandes sollen Niederschriften                    decisions by all Directors; the protocol
         angefertigt werden; sie werden vom Leiter der              shall be signed by the Chairman of the
         Sitzung oder bei Abstimmung ausserhalb von                 meeting or, in the event of votes outside of
         Sitzungen, vom Leiter der Abstimmung                       meetings, by Chairman of the vote.
         unterzeichnet.




                       SECTION 6                                                 SECTION 6
     PLANUNGSWESEN, BERICHTERSTATTUNG, CONTROLLING                    PLANNING, REPORTING, CONTROLLING

1.       Der Vorstand wird dem Aufsichtsrat die            1.       The Directors shall submit the following
         folgenden Unternehmensplaene fuer die                      corporate plans for the Company and its
         Gesellschaft und ihre Beteiligungsunternehmen              affiliated businesses to the Supervisory
         bis spatestens 15 Tage vor Beginn eines jeden              Board for its adoption no later than 15 days
         Geschaeftsjahres zur Verabschiedung vorlegen:              before the beginning of each financial year:

         a)    Umsatz-, Kosten-, Investitions- und                  a)    Turnover, cost, investment and liquidity
               Liquiditaetsplanung fuer das kommende                      planning for the subsequent fiscal
               Geschaeftsjahr mit quartalsweiser                          year with a quarterly breakdown.
               Aufgliederung.

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


         b)  Grobplanung von Umsatz, Kosten,                       b)  Approximate planning of turnover, cost,
             Investitionen und Liquiditaet des darauf                  investment and liquidity for the
             folgenden Geschaeftsjahres.                               following year.

         c)  Planbilanz mit Plangewinn und                         c)  A plan balance sheet with planned profit and
             -verlustrechnung fuer das kommende                        loss calculations for the
             Geschaeftsjahr.                                           subsequent fiscal year.

         d)  Massnahmeplanung fuer das kommende                    d)  Plan of actions and measures for the
             und das darauf folgende Geschaeftsjahr.                   subsequent two fiscal years.

2.       Der Vorstand erstattet dem Aufsichtsrat           2.       The Directors shall provide the Supervisory
         Bericht ueber diejenigen Informationen, die                Board with reports containing the necessary
         fuer die Beurteilung der wirtschaftlichen und              information relevant to an evaluation of the
         finanziellen Lage der Gesellschaft und ihre                business and financial situation of the
         Beteiligungsunternehmen von Bedeutung sind,                Company and its affiliates and in particular
         insbesondere durch:                                        by:

         a)  Berichterstattung ueber die Ergebnisse                 a)  Reporting on the results of  the preceeding
             des jeweils abgelaufenen Quartals im                       quarter within the quarterly
             Rahmen der vierteljaehrlich                                meetings of the Supervisory Board.
             stattfindenden
             Aufsichts-ratssitzungen.

         b)  Berichterstattung ueber wesentliche                    b)  Reports on important facts immediately after
             Tatbestaende unmittelbar nach deren                        they become known to any of the
             Bekanntwerden.                                             Directors.

3.       Der Vorstand wird eine Controllingfunktion        3.       A controlling function is to be vested with
         einrichten und sie mit einer dem Vorstand                  the aid of a qualified and experienced
         unmittelbar unterstellten qualifizierten und               expert directly subordinated to the
         erfahrenen Fachkraft besetzen, die auf Wunsch              Director's. Upon the request of the
         des Aufsichtsrats auch unmittelbar dem                     Supervisory Board, this expert shall also be
         Aufsichtsrat zur Auskunft verpflichtet ist                 obliged to report directly to the
         und dafur zu sorgen hat, dass der Vorstand                 Supervisory Board and, in so reporting,
         Kenntnis von jeder Auskunft erhaelt, die diese             shall ensure that any information given to
         Fachkraft dem Aufsichtsrat erteilt.                        the Supervisory Board is made available to
                                                                    the Directors.

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

4.       Jedes Vorstandsmitglied legt gegenueber dem        4.  All members of the Management Board shall
         Aufsichtsrat unverzueglich Interessenkonflikte         disclose conflicts of interest without delay
         offen und informiert darueber die anderen              and inform the other members of the
         Vorstandsmitglieder.                                   Management Board thereof .

                       SECTION 7                                                 SECTION 7
            ZUSTIMMUNGSBEDUERFTIGE GESCHAEFTE                           TRANSACTIONS SUBJECT TO CONSENT

Der Vorstand bedarf zur Ausuebung seiner                         The Management Board shall not exercise its
satzungsgemaessen Befugnis zur Erhoehung des                     authorization pursuant to the Articles of the Company
Grundkapitals um bis zu 50 % der vorherigen Zustimmung           to increase the capital by up to 50 % without the
des Aufsichtsrates durch einen mit mindestens 75 % der           sanction of a prior resolution passed by the
abgegebenen Stimmen gefassten Beschluss.                         Supervisory Board with a majority of 75 % or more of
                                                                 the votes cast.

--------------------------------------------------------   -------------------------------------------------------
o   (Satz 1 eingefugt durch Aufsichtsratsbeschluss           o   (Sentence 1 added by resolution of April
     vom 4. April 1998.)                                         4th, 1999)
--------------------------------------------------------   -------------------------------------------------------

Bis zur vollstandigen Ueberarbeitung der                         Until the list of transactions will be amended
Transaktionsliste bedarf der Vorstand der Genehmigung            completely, the Management Board needs the approval
des Aufsichtsrats fur alle Investitionen mit einem               of the Supervisory Board for all investments with a
hoeheren Wert als E 2.500.000,00 in jedem Einzelfall,            higher value than E 2,500,000.00 in each case, unless
es sei denn, diese Investitionen wurden schon vorher             these investments have already been approved by the
durch den Aufsichtsrat im Budget genehmigt.                      Supervisory Board in the budget.

--------------------------------------------------------   -------------------------------------------------------
o   (Satz 2 eingefuegt durch Aufsichtsratsbeschluss          o   (Sentence 2 added by resolution of September
     vom 24. September 2001, geaendert durch                     24th, 2001, amended by Supervisory Board
     Aufsichtsratsbeschluss vom 10. Dezember 2002.)              resolution of December 10th, 2002.)
--------------------------------------------------------   -------------------------------------------------------

Folgende Geschaefte und Massnahmen des Vorstands,                The following business and measures, to the extent
allerdings nur soweit sie nicht bereits spezifisch               in that they are not already specifically provided for
den vom Aufsichtsrat verabschiedeten                             in approved Company plans, shall not be undertaken
Unternehmensplanen beruecksichtigt sind, beduerfen eines         without the sanction of a prior resolution passed by
zustimmenden, mit einer Mehrheit zu fassenden                    the Supervisory Board with a simple majority (more
Aufsichtsratsbeschlusses:                                        than 50 % of the votes cast):

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


1.       Die Einraeumung von Optionen auf oder Rechten     1.       The grant of any option over or interest in,
         an oder die Ausgabe von Rechten mit                        or the issue of any instrument carrying
         Wandlungsrechten in jede Art von Sicherheiten              rights of conversion into, any other
         oder Aktien der Gesellschaft.                              security or share of the Company.

2.       Rueckzahlung, Kauf, Reorganisation,               2.       The redemption, purchase, reorganization,
         Zusammenlegung, Streichung oder Umwandlung                 consolidation, cancellation or conversion of
         von Aktien oder Sicherheiten oder                          any of the share capital or securities or
         Fremdverbindlichkeiten der Gesellschaft oder               loan stock of the Company or in any way
         jede Art von Aenderung der hiermit verbundenen             altering the rights attaching thereto.
         Rechte.

3.       Beschlussfassung ueber den Jahresabschluss        3.       The adoption of the annual accounts or,
         oder, soweit dies nicht gesetzlich erforderlich            otherwise than as required by law, the
         ist, die Aenderung von Bilanzierungs- oder                 amendment of the accounting policies or
         Berichtsgrundsaetzen, die zu einem frueheren               reporting practices previously adopted by it.
         Zeitpunkt festgesetzt wurden.

4.       Refinanzierung oder Aenderung der                 4.       The refinancing or variation in the economic
         wirtschaftlichen Konditionen (Zinssatz,                    terms (interest rate, final maturity,
         Endfalligkeit, Tilgung, Sicherheiten) von                  amortization, collateral) of any
         Verbindlichkeiten der Gesellschaft oder der                indebtedness of the Company or the Group as
         gesamten Gruppe oder eines verbundenen                     a whole or any of its affiliates in excess
         Unternehmens, soweit diese Verbindlichkeiten               of E 25,000,000.00 in aggregate or the
         insgesamt E 25.000.000,00 ueberschreiten oder              entry into of any new borrowing arrangements
         die Aufnahme neuer Fremdmittel von mehr als                for a sum in excess of E 25,000,000.00 in
         E  25.000.000,00 insgesamt oder die                        aggregate or the creation or, where
         Einrichtung oder, jeweils entsprechend, die                appropriate, the issue of any charge,
         Ausgabe von Lasten, Belastungen (mit Ausnahme              debenture, lien (other than a lien arising
         von gesetzlichen entstehenden Belastungen)                 by operation of law) or other mortgage,
         oder jeder anderen Grundschuld, Belastung                  encumbrance or security over the whole or
         oder Sicherheit ueber Teile oder das gesamte               any part of the undertaking business,
         Unternehmen, Geschaeft, Eigentum oder                      property or assets (tangible or intangible)
         Wirtschaftsgueter (materiell oder immateriell)             of the Company or any Member of the Group,
         der Gesellschaft oder eines Mitglieds der                  except for the purpose of securing the
         Gruppe, mit Ausnahme fuer Zwecke der                       indebtedness of any Member of the Group to
         Besicherung von Verbindlichkeiten eines                    its bankers for sums of up to E 25,000,000.00
         Mitglieds der Gruppe gegenueber ihren Banken               borrowed in the ordinary and proper course
         fuer Betraege, die ueber E 25.000.000,00 nicht             of the Business of the Company.
         ueberschreiten und die im Rahmen der ueblichen
         und ordnungsgemaessen Geschaeftstaetigkeit der
         Gesellschaft geliehen wurden.

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


5.       In jedem Fall, falls dies (im Fall der            5.       In each case if it would, (In the case of
         Unterziffern (i), (iii) und (v) nachfolgend)               subparagraphs (i), (iii) and (v) below),
         unmittelbar nach und (im Falle von                         immediately following and, (in the case of
         Unterziffern (ii), (iv) und (vi) nachfolgend)              subparagraphs (ii), (iv) and (vi) below),
         unmittelbar vor den beabsichtigten                         immediately prior to, the transaction
         Transaktionen einen wesentlichen Teil des                  contemplated, constitute a material part of
         Geschaeftes, des Vermoegens oder der                       the business, property or assets of the
         Wirtschaftsguter der Gruppe umfasst:                       Group:

         (i)      Einrichtung einer Zweigniederlassung oder         (i)      The establishment of any branch or office or
                  eines Bueros oder die Schaffung einer                      the creation of any new subsidiary.
                  neuen Tochtergesellschaft.

         (ii)     Schliessung einer Zweigniederlassung              (ii)     The closure of any branch or office or the
                  oder eines Bueros oder die                                 liquidation or dissolution of any
                  Liquidation oder Aufloesung einer                          subsidiary.
                  Tochtergesellschaft.

         (iii)    Erwerb einer Rechtseinheit (unter Einschluss      (iii)    The acquisition of any person (including any
                  einer Tochtergesellschaft) oder die                        subsidiary) or the subscription for
                  Uebernahme von Aktien,                                     shares, loan stock, debentures,
                  Schuldverschreibungen,                                     mortgages or any security or any
                  Verbindlichkeiten, Hypotheken oder                         interest in any person (including
                  jeder Sicherheit oder jeden                                any subsidiary).
                  Interesses an einer Rechtseinheit
                  (unter Einschluss einer
                  Tochtergesellschaft).
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


         (iv)     Verkauf oder die sonstige Verausserung          (iv)     The sale or other disposal of any person
                  einer Rechtseinheit (unter Einschluss                    (including any subsidiary) or any
                  einer Tochtergesellschaft) oder von                      shares, loan stock, debentures,
                  Aktien, Schuldverschreibungen,                           mortgages or any security or any
                  Verbindlichkeiten, Hypotheken oder                       interest in or claim against any
                  jeder Sicherheit oder eines                              person (including any subsidiary).
                  Anspruchs an einer Rechtseinheit
                  (unter Einschluss einer
                  Tochtergesellschaft).

         (v)      Erwerb oder Eintritt in einen Vertrag           (v)      The acquisition of or the entry into of any
                  zum Erwerb eines Geschaeftes, Vermoegens                 contract to require any business,
                  oder Wirtschaftsgutern (materiell                        property or assets (tangible or
                  oder immateriell) oder jedes                             intangible) or any interest therein.
                  Interesses daran.

         (vi)     Verkauf, Uebertragung, Vermietung,              (vi)     The sale, transfer, lease, assignment,
                  Abtretung, Abgabe oder Aufgabe von                       disposal of or the parting with
                  Kontrolle oder eines Interesse an allem                  control of any interest in all or
                  oder einem Teil eines Unternehmens,                      any part of the undertaking,
                  Geschaeftes, Vermoegens oder                             business, property or assets
                  Wirtschaftsgutern (materiell oder                        (tangible or intangible) of the
                  immateriell) der Gesellschaft oder                       Company or the entry into any
                  der Eintritt in einen Vertrag zu                         contract to do so
                  diesem Zweck

         und zwar einheitlich, ganz gleich, ob durch              in each case whether by a single transaction
         eine Transaktion oder eine Serie von                     or a series of related transactions and, for
         verbundenen Transaktionen. Fuer die Zwecke               the purposes of this Clause 5, any part
         dieses Paragraphen 5., gilt jeder                        accounting for, or which would be in excess
         Teilbereich, der einen Wert von mehr als                 of E 25,000,000.00 in any fiscal year shall
         E 25.000.000,00 in irgendeinem Wirtschaftsjahr           be deemed material.
         umfasst, als wesentlich.

6.       Die Veranlassung oder Zulassung einer             6.     Making or permitting of any material change
         wesentlichen Aenderung der Art des Geschaeftes           to the nature of the Business or commence
         oder die Aufnaehme von Geschaeftstaetigkeiten            business outside the Federal Republic of
         ausserhalb der Bundesrepublik Deutschland.               Germany.
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
7.       Der Eintritt, die Aenderung oder Beendigung       7.       The entry into, variation or termination of
         aller Anteilskaufvertraege oder jeder anderen              any share sale and transfer agreement or any
         Vereinbarung zwischen der Gesellschaft und                 other agreement between the company and any
         einem ihrer Aktionaere oder einer mit                      of the shareholders of connected person of
         Aktionaeren verbundenen Person, wenn der Wert              any shareholder which would be in excess of
         mehr als E 2.500.000,00 in irgendeinem                     E 2,5000,000.00 in any fiscal year shall be
         Wirtschaftsjahr umfasst. Der Abschluss von                 approved by  the Supervisory Board.
         Vereinbarungen mit einem Wert unter                        Agreements up to E 2.500.00,00 shall be
         E 2.500.000,00 ist dem Aufsichtsrat anzuzeigen.            reported to the Supervisory Board.

8.       Die Eingebung von Vergleichsverhandlungen mit     8.       Making any composition arrangement with
         Glaubigern der Gesellschaft, die gegen diese               creditors of the Company to which the
         Forderungen von mehr als E 5.000.000,00                    Company owes in the aggregate more than
         haben.                                                     E 5,000,000.00.

9.       Die Einrichtung, Beendigung oder Aenderung von    9.       The establishment, cancellation or variation
         Vereinbarungen ueber Aktienoptionen.                       of the terms of any share option scheme.

10.      Die Genehmigung des jaehrlichen Entwurfs des      10.      The approval of the annual draft business
         Geschaeftsplanes, Budgets und                              plan, budget and capital expenditure
         Investitionsplanes oder wesentliche                        programme or the making of any substantial
         Aenderungen des Geschaeftsplanes.                          alteration to the Business Plan.

11.      Die Einraeumung von Garantien, Entschaedigungen   11.      The giving of any guarantee, indemnity or
         oder Sicherheiten zur Besicherung von                      security to secure the liabilities or
         Verbindlichkeiten oder Schulden von Dritten                obligations of any person except a Member of
         mit Ausnahme von Gruppengesellschaften im                  the Group in the ordinary course of business.
         ordentlichen Geschaftsverlauf.

12.      Die Aufnahme oder die Verteidigung gegen oder     12.      The commencement of the prosecution or
         die vergleichsweise Erledigung von allen                   defence of, or the settlement of, any legal
         rechtlichen und schiedsvertraglichen                       or arbitration proceedings which are
         Verfahren, die im Geschaeftsverlauf wesentlich             material in the context of the Business.
         sind.
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                                       13
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
13.      Die Ausreichung eines Darlehens oder             13.      The making of any loan or advance or give
         Vorschusses oder die Gewaehrung von Kredit                any credit (other than normal trade credit
         (mit Ausnahme von ueblichen Geschaeftskrediten            or deposit to secure an acquisition or
         oder Sicherheitsleistungen im Zusammenhang                contract) in excess of E 5,000.00 up to a
         mit einer Akquisition oder einem Vertrag) von             maximum of E 25,000.00 in aggregate to any
         mehr als E 5.000,00 bis zu einem                          employee, except for the purpose of making
         Hoechstbetrag von E 25.000,00 insgesamt an                deposits with bankers.
         jeden Angestellten mit Ausnahme zum Zwecke
         der Hinterlegung bei Banken.

14.      Schenkungen oder Gewaehrung von Spenden          14.      The making of any gift or donation except
         ausser fuer gemeinnuetzige Zwecke von bis zu              for charitable donations of up to
         E 25.000,00 im Einzelfall oder in mehreren                E 25,000.00 in any single The making of any
         Teilbetraegen innerhalb eines Geschaeftsjahres.           gift or donation except for charitable
                                                                   donations of up to E 25,000 in any single

Wesentliche Geschaefte zwischen dem Unternehmen             Material transactions between the company and members
einerseits und den Vorstandsmitgliedern sowie ihnen         of the Management Board, their associated persons or
nahestehenden Personen oder ihnen persoenlich nahe          personally associated companies, need the approval of
stehenden Unternehmen andererseits, beduerfen der           the Supervisory Board. At this, any transaction
Zustimmung des Aufsichtsrats. Hierbei gilt jedes            exceeding EUR 250,000.00 per fiscal year or exceeding
Geschaeft als wesentlich, das einen Wert von mehr als       EUR 500.000,00 altogether, is considered material.
E 250.000,00 in irgendeinem Wirtschaftsjahr oder mehr       Any provision of company-credits to members of the
als E 500.000,00 insgesamt umfasst. Unabhangig              Management Board and Supervisory Board as well as to
davon bedarf jede Gewaehrung von Krediten des Unternehmens  relatives of those require prior approval of the
an Mitglieder des Vorstands und des Aufsichtsrats sowie     Supervisory Board.
ihre Angehoerigen der vorherigen Zustimmung des
Aufsichtsrats.
                                                            Consultancy contracts and other service agreements
                                                            between a Supervisory Board member and the company
Berater- und sonstige Dienstleistungs- und                  require prior approval of the Supervisory Board.
Werkvertraege eines Aufsichtsratsmitglieds
mit der Gesellschaft beduerfen der vorherigen
Zustimmung des Aufsichtsrats.
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
                       SECTION 8                                                 SECTION 8
               VERBUNDENE GESELLSCHAFTEN                                      GROUP COMPANIES

Der Vorstand ist verpflichtet, darauf hinzuwirken, dass        The Directors shall take all steps within their power
bei dem Betrieb aller mit der Gesellschaft verbundenen         to procure that each Member of the Group (other than
Tochtergesellschaften die Regelungen dieser                    the Company) shall observe and perform the provisions
Geschaeftsordnung so beachtet werden, als gelten sie           and conditions contained in these Standing Orders
unmittelbar fuer die Tochtergesellschaft und deren             relating to the Company and the conduct of the
Betrieb.                                                       Business as if they applied directly to such other Member
                                                               of the Group and their respective businesses.

                       SECTION 9                                                 SECTION 9
           AENDERUNG DIESER GESCHAEFTSORDNUNG                         ALTERATION OF THESE STANDING ORDERS

Aenderungen dieser Geschaeftsordnung werden vom                Alterations of these Standing Orders can be resolved
Aufsichtsrat mit einer Mehrheit von 2/3 der                    by the Supervisory Board at any time by a majority of
abgegebenen Stimmen beschlossen und dem Vorstand               2/3 of all votes cast and shall be notified to the
mitgeteilt.                                                    Directors in writing.
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